BANKERS SAVINGS
                           OUTSIDE DIRECTORS' DEFERRED
                                COMPENSATION PLAN
                       AMENDED AND RESTATED MARCH 11, 1996

         1. PURPOSE The purpose of this Bankers Savings Outside Directors' Deferred Compensation Plan (the "Plan") is to provide deferred compensation benefits to certain directors of Bankers Savings (the "Corporation") who are not officers or employees of the Corporation and who have provided the expertise necessary to enable the Corporation to experience successful growth and development.

         2. DEFINITIONS (a) "Corporation" means Bankers Savings and any successor or predecessor thereto, whether by merger, consolidation, liquidation or other reorganization.

         (b) "Outside Director" means a person who is not an officer or employee of the Corporation and who is elected or appointed to the office of Director of the Corporation.

         (c) "Participant" means an Outside Director who is eligible to receive deferred compensation benefits hereunder.

         (d) "Deferred Compensation Benefit" means an annual amount equal to one-half of the sum of (i) the average of the last three (3) years annual Directors' retainer fee paid by the Corporation to its Outside Directors, plus
(ii) the average of the last three (3) years fee paid for attendance at the regular Directors' Meeting.

         (e) "Credited Service" means the number of full months of a Participant's service as an Outside Director of the Corporation or a predecessor to the Corporation between his Initial Date and his Termination Date, including service as an Outside Director prior to the adoption of this Plan.

         (f) "Initial Date" means the date of a person's initial appointment or election as an Outside Director of the Corporation.

         (g) "Termination Date" means the date as of which a Participant ceases to serve as an Outside Director of the Corporation by reason of retirement, resignation, disability or discharge.

         (h) "Change in Control" means (i) an event of a nature that (A) would be required to be reported by Bankers Corp. ("Holding Company") in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (B) results in a Change in Control of the Corporation or the Holding Company within the meaning of 12 USC 1817, Change in Bank Control Act, or 12 CFR 225.41(b) of the Rules and Regulations of the Federal Reserve Board promulgated thereunder, as in effect on the date hereof; and (ii) in addition, a Change in Control shall be deemed to have occurred at such time as: (A) any "person" (as used in this section, the term "person" shall have the same definition as contained in the Exchange Act and

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as further defined and applied in Sections 13(d) and 14(d) of the Exchange Act)
is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or the Holding Company representing 20% or more of the Corporation's or the Holding Company's outstanding common stock or other voting securities ordinarily having the right to vote at the election of directors, except for any securities of the Corporation purchased by the Holding Company in connection with the conversion of the Corporation to the stock form and any securities purchased by the Corporation's employee stock benefit plans; or (B) individuals who constitute the Board of Directors of the Corporation or the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose nomination and election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, shall be, for purposes of this clause (B), treated as though he were a member of the Incumbent Board; or (C) a merger, consolidation or sale of all or substantially all the assets of the Corporation or the Holding Company or a similar transaction occurs in which the Corporation or the Holding Company is not the resulting entity; or
(D) a proxy statement soliciting proxies from stockholders of the Holding Company is distributed, by a person other than the Incumbent Board of the Holding Company seeking stockholder approval of a sale, plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more persons as a result of which the outstanding shares of the class of securities then subject to such plan would be exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

         3. ELIGIBILITY Each Outside Director shall become a Participant in the Plan as of the first day of the month coincident with or next following his completion of 84 months of Credited Service as an Outside Director. Any Outside Director who has completed 84 months of Credited Service as of the date the Plan is adopted and who has not ceased his service as an Outside Director shall become a Participant on the date the Plan is adopted. Except as provided in
Section 6 hereof, any person who (i) has less than 84 months of Credited Service on his Termination Date, or (ii) whose service as an Outside Director has ceased for cause irrespective of his number of months of Credited Service shall not be a Participant in the Plan and shall have no rights to a benefit.

         4. BENEFITS Each Participant shall commence receiving a Deferred Compensation Benefit on the first day of the month next following his Termination Date. Thereafter, the Deferred Compensation Benefit will be paid to the participant or his heirs in equal monthly installments for a period which shall not exceed the lesser of the number of months of the Participant's Credited Service or 180 months. All benefits shall cease at the expiration of the period for which the Participant is entitled to benefits under this paragraph.

         5. FUNDING At the Corporation's option, the Plan may be either an unfunded liability of the Corporation or funded by way of a "Rabbi Trust" except as outlined in Section 6 of this Plan.

         6. CHANGE IN CONTROL In the event a Participant's service as a Director of the Corporation terminates in connection with a Change in Control, the Participant may elect to (a) require the Corporation or its successor to purchase an annuity contract from an insurance

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company to provide such Participant's Deferred Compensation Benefit payments, or
(b) receive an immediate lump sum payment equal to the present value of the sum of his monthly Deferred Compensation Benefit payments, subject to such limitations as may be required to prevent constructive receipt of income by the Participant if no such election is made. Furthermore, in this event, the 84 month criterion shall not apply in determining the eligibility of the Participant. If such a Director has less than 3 years of Credited Service upon his termination of service, the Benefit shall be determined based on the Director's total Credited Service. In the event an Outside Director continues service as a Director of the Corporation or its successor following a Change in Control, and the surviving company elects not to continue the Plan or offer an acceptable alternative to such Outside Director, the Outside Director may elect to (A) require the Corporation to purchase an annuity contract from an insurance company to provide the Outside Director with Deferred Compensation Benefit payments upon termination of service, or (B) receive an immediate lump sum payment equal to the sum of his monthly Deferred Compensation Benefit payments, subject to such limitations as may be required to prevent constructive receipt of income by the Outside Director if no such election is made. Such Deferred Compensation Benefit shall be determined based on the Outside Director's
Credited Service to the date the Change in Control occurred, regardless of whether such Outside Director was a Participant prior to the Change in Control.

         7. DEATH OF A PARTICIPANT Notwithstanding any other provision of this Plan, a Participant's benefits hereunder shall continue to the Participant's spouse, successors, beneficiaries, heirs and assigns.

         8. ADMINISTRATION The Plan shall be administered by a committee (the "Committee") of three or more persons appointed by the Board of Directors of the Corporation. The Committee shall have the sole and absolute discretion to settle all questions of interpretation of the Plan and eligibility for benefits, and the Committee's decisions regarding the interpretation and administration of the Plan shall be final and binding upon all persons having an interest in the Plan. Any and all powers and discretion vested in the Committee under the Plan may be exercised by a subcommittee of three or more persons which may be established by the Committee from time to time.

         9. AMENDMENT The Board of Directors may amend, modify, suspend or terminate this Plan at any time, provided, however, that any such amendment, modification, suspension or termination shall not affect the rights of Participants to payments to which they are entitled pursuant to Paragraphs 4 or 6, above, immediately prior to such amendment, modification, suspension or termination of the Plan.

         10. STATE LAW This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

         11. EFFECTIVE DATE This Plan is effective as originally adopted and ratified by the Board of Directors of Bankers Savings on December 14, 1992 at a duly called Board Meeting and as amended and restated by the Board of Directors of Bankers Savings at duly called meetings held on October 18, 1993 and March 11, 1996.



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